Exhibit 10.1
SETTLEMENT AGREEMENT
     SETTLEMENT AGREEMENT, dated as of October 17, 2005 (this “Agreement”), by and among Alliance Semiconductor Corporation, a Delaware corporation (the “Company”), N. Damodar Reddy, Sanford L. Kane, Gregory E. Barton, Juan A. Benitez, Edward J. McCluskey, C.N. Reddy, Bryant R. Riley, Alan B. Howe, Bob D’Agostino, J. Michael Gullard, and B. Riley & Co., Inc., a Delaware corporation.
     WHEREAS, the parties to this Agreement have engaged in a proxy contest (the “Contest”) related to the election of directors at the currently scheduled October 20, 2005 Annual Meeting of Stockholders of the Company (the “Old Annual Meeting”) involving a good faith controversy over issues of corporate policy;
     WHEREAS, the parties to this Agreement believe that the stockholders have benefited from the policy debate generated by the Contest;
     WHEREAS, the New Board (as defined below) will be composed of directors who have voiced differing policy positions during the Contest and whose views have been supported by different groups of stockholders during the course of the Contest;
     WHEREAS, the parties to this Agreement believe that a settlement of the Contest will provide stability to the Company and its customers and employees and allow for orderly and value-maximizing decision-making by the New Board and management concerning the Company’s semiconductor business, the Company’s investment portfolio and the Company’s marketable securities; and
     WHEREAS, a settlement of the Contest also will settle possible disputes and possible litigation relating to the outcome of the Old Annual Meeting;
     NOW, THEREFORE, in consideration of the mutual representations and warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
ARTICLE I AGREEMENTS AS TO BOARD COMPOSITION
     Section 1.01 The following individuals (the “New Nominees”) shall be appointed to the Board of Directors of the Company (the “Board”), which shall be expanded to seven members, as of the execution and delivery of this Agreement by all signatories (the “Effective Time”): Bryant R. Riley, Alan B. Howe, Bob D’Agostino, and J. Michael Gullard; provided, however, that the appointments of Alan B .Howe and Bob D’Agostino will be delayed and shall become effective automatically upon, but only upon, compliance by the Company with Rule 14f-1 under the Securities Exchange Act of 1934, as amended (“Rule 14f-1”), which the Company shall complete as promptly as possible (with the mailing of the required notice commencing in no event later than October 20, 2005).

     Section 1.02 Concurrently, three individuals currently serving as directors of the Company (Gregory E. Barton, Juan A. Benitez and Sanford L. Kane; collectively, the “Resigning Directors”) shall resign from the Board, effective as of the Effective Time, and Edward J. McCluskey shall be appointed to the Board, which appointment will be delayed and shall become effective automatically upon, but only upon, compliance by the Company with Rule 14f-1.
     Section 1.03 As a result, at the Effective Time the Company’s Board of Directors shall consist of Bryant R. Riley, J. Michael Gullard, C.N. Reddy. and N. Damodar Reddy, and upon the Company’s compliance with Rule 14f-1, the Board (the “New Board”) will consist of the following seven (7) members: the four New Nominees, C.N. Reddy and two other individuals, N. Damodar Reddy and Edward J. McCluskey (the “Continuing Directors”).
     Section 1.04 Concurrently, the Board will act to ensure that, after the Effective Time and upon the Company’s compliance with Rule 14f-1, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are composed of the following individuals: two of the New Nominees and one Continuing Director.
     Section 1.05 Initially, N. Damodar Reddy shall continue to serve as Chairman of the Board. The Company hereby agrees to separate the offices of Chairman of the Board and Chief Executive Officer.
     Section 1.06 Each signatory to this Agreement who will serve as a member of the New Board hereby acknowledges and agrees that no director will participate in Board or Board committee discussions or decisions concerning any company in which both such director and the Company have invested or, with respect to N. Damodar Reddy and C. N. Reddy, with respect to any matter involving Alliance Ventures Management.
ARTICLE II 2005 ANNUAL MEETING OF STOCKHOLDERS
     Section 2.01 The Board acknowledges that it has cancelled the Old Annual Meeting and has set December 2, 2005 as the date of the next annual meeting of stockholders of the Company (the “New Annual Meeting”) and November 1, 2005 as the record date for the New Annual Meeting.
     Section 2.02 The New Board shall nominate and recommend the election of a slate of seven (7) directors for election at the New Annual Meeting, which slate shall consist of the following individuals: the four New Nominees, C.N. Reddy and the two Continuing Directors. The Company proxy statement for the New Annual Meeting shall be in form and substance reasonably acceptable to Bryant R. Riley, and his costs to review and comment thereon shall be reimbursed by the Company if so approved by the New Board.
     Section 2.03 N. Damodar Reddy, C.N. Reddy, Bryant R. Riley and B. Riley & Co., Inc. hereby agree to vote all shares of Company stock under their control and the control of their controlled affiliates in favor of the election of the nominees so approved by the New Board for election at the New Annual Meeting and any other meeting of the stockholders held before August 31, 2006 for the purpose of electing or removing directors.

ARTICLE III ADDITIONAL AGREEMENTS
     Section 3.01 For a period of one year from the Effective Time, the signatories to the Agreement who will serve as members of the New Board hereby agree to take all action necessary, consistent with their fiduciary duties to the Company, to ensure that the four New Nominees, C.N. Reddy and the two Continuing Directors continue as directors until the 2006 annual meeting of stockholders of the Company, which meeting will not be held earlier than August 31, 2006 (the “2006 Annual Meeting”).
     Section 3.02 Until the 2006 Annual Meeting, none of N. Damodar Reddy, C.N. Reddy, Bryant R. Riley, B. Riley & Co., Inc., the Continuing Directors, the Resigning Directors, the New Nominees or their affiliates shall, except in a capacity as members of the New Board, solicit proxies with respect to the election of directors or any other proposal nor shall they attempt, in their capacity as stockholders, to call a special meeting of stockholders for any purpose. The New Board shall be free to convene meetings of stockholders to approve corporate actions or for any other purpose consistent with its duties, but the convening of such a meeting and the solicitation of proxies in connection with such a meeting shall not supersede the provisions of this Section 3.02 or Section 3.01.
     Section 3.03 For a period of one year from the Effective Time, none of N. Damodar Reddy, C.N. Reddy, Bryant R. Riley, B. Riley & Co., Inc., the New Nominees, the Continuing Directors or their affiliates shall act in concert with others as part of a 13D group for the purpose of changing the composition of the Board.
     Section 3.04
     (a) The New Nominees and C.N. Reddy hereby agree for the benefit of the Company and N. Damodar Reddy, the Resigning Directors and Edward J. McCluskey, and each director, officer, stockholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, of the Company and N. Damodar Reddy, the Resigning Directors and Edward J. McCluskey (the Company, N. Damodar Reddy, the Resigning Directors, Edward J. McCluskey and each such person being a “Company Released Person”) as follows:
          (i) The New Nominees and C.N. Reddy, for themselves and for their members, affiliates, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, attorneys’ fees, expenses, suits, losses and causes of action of any nature whatsoever, whether known or unknown, suspected or unsuspected, derivative or direct, arising in respect of or in connection with any and all actions taken or omitted from being taken with respect to (a) the Contest and (b) the Old Annual Meeting, including the nomination of director candidates, the solicitation of proxies, all filings made with the Securities and Exchange Commission (the “SEC”), and all other statements and communications made to stockholders or the public

(“Claims”), occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).
          (ii) The undersigned understand and agree that the Claims released by the New Nominees and C.N. Reddy above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The New Nominees and C.N. Reddy understand that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any claims or rights based on different or additional facts. The New Nominees and C.N. Reddy knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     (b) The Company, N. Damodar Reddy, the Resigning Directors and Edward J. McCluskey (the “Company Releasors”) hereby agree for the benefit of the New Nominees and C.N. Reddy, and each officer, director, stockholder, agent, affiliate, employee, partner, attorney, heir, assign, executor, administrator, predecessor and successor, past and present, thereof (the New Nominees, C.N. Reddy and each such person being a “New Nominees Released Person”) as follows:
          (i) The Company Releasors, for themselves and for their affiliates, officers, directors, assigns, agents and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each New Nominees Released Person of, and hold each New Nominees Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, derivative or direct, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such transactions, occurrences, conditions, acts or omissions).
          (ii) The undersigned understand and agree that the Claims released by the Company Releasors above include not only those Claims presently known but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Claims as described above. The Company Releasors understand that they may hereafter discover facts different from or in addition to what they now believe to be true, which if known, could have materially affected this Release of Claims, but they nevertheless waive any claims or rights based on different or additional facts. The Company Releasors knowingly and voluntarily waive any and all rights or benefits that they may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”
     Section 3.05 For a period of three years from and after the date hereof, each of the Company, the Continuing Directors, the New Nominees and the Resigning Directors, on behalf of themselves and their affiliates, officers, directors, partners, managers, members, and agents with actual authority to speak for the Company, the Continuing Directors, the New Nominees and the Resigning Directors, as the case may be, with regard to the Contest, expressly acknowledges, agrees, and covenants that he, she or it will not make any statements, comments, or communications that are reasonably likely to be considered to be disparaging of or derogatory or detrimental to, the good name or business reputation of one another or any of their respective members, partners, officers, directors, employees or representatives (including statements relating to the circumstances leading up to and including the execution of this Agreement); provided however, this Section does not preclude criticism of prior business practices or decisions provided such criticism does not constitute a personal attack (i.e. criticism shall be couched as a disagreement or a change). Where applicable, this mutual non-disparagement covenant applies to any public or private statements, comments, or communications in any form, whether oral, written, or electronic. Each of the Company, the Continuing Directors, the New Nominees and the Resigning Directors further agrees that he, she or it will not knowingly encourage or solicit any such statements, comments or communications.
     Section 3.06 The signatories to the Agreement hereby acknowledge and agree that as long as they have material non-public information about the Company they will refrain from using it to trade in Company securities and that to the extent that they continue to serve as directors of the Company they owe a fiduciary duty to the Company to refrain from improper disclosure of confidential information.
     Section 3.07 The Company, recognizing that if B. Riley & Co., Inc. were to prevail in the Contest it likely would be entitled under Delaware law to seek reimbursement from the Company for the costs it reasonably incurred in connection with such Contest, shall reimburse B. Riley & Co., Inc. for all out-of-pocket costs actually incurred by B. Riley & Co., Inc. (such as printers, proxy solicitor fees and expenses, California and Delaware counsel and actual out-of-pocket expense for telephone, courier and travel) directly related to its campaign to elect at the Old Annual Meeting the nominees described in its proxy statement filed with the SEC on September 19, 2005; provided, that B. Riley & Co., Inc. provides invoices to support such expenses; and provided further, that reimbursement of such expenses shall not exceed $450,000.
     Section 3.08

     (a) The Company shall to the maximum extent permitted by Delaware law indemnify, defend and hold harmless each signatory to this Agreement (including the Resigning Directors) and their heirs, assigns, executors, administrators, predecessors and successors (individually an “Indemnified Party” and collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, amounts paid in settlement, claims, penalties, damages or liabilities incurred or suffered by any Indemnified Party arising by reason of such Indemnified Party entering into, and performing, or causing the Company to perform, this Agreement, whether civil, criminal, administrative or investigative (including, without limitation, costs of settlement and the advancement of reasonable attorney’s fees and disbursements), which shall be paid, reimbursed or advanced by the Company on a monthly basis prior to the final disposition thereof without the requirement of any bond or other security.
     (b) From and after the Effective Time, the Company shall keep in full force and effect, and comply with the terms and conditions of, any indemnification agreement, as amended, in effect as of the Effective Time between the Company and its directors and officers.
     (c) From and after the Effective Time, the Company shall maintain in effect the provisions in its Certificate of Incorporation and Bylaws providing for indemnification of each present and former director and officer of the Company with respect to facts and circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under the Delaware General Corporation Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would increase the scope of such person’s indemnification rights thereunder.
     Section 3.09 With respect to the matters contained herein, no party shall issue a press release unless it is mutually approved by Bryant R. Riley and the Company.
     Section 3.10 The New Board shall cause the Company to comply with the terms and conditions of the Agreement.
ARTICLE IV MISCELLANEOUS
     Section 4.01 Article and Section references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” This Agreement shall be deemed to have been mutually prepared by the parties hereto and shall not be construed against any of them by reason of authorship.
     Section 4.02 Neither this Agreement nor any of the rights or obligations of any party hereunder shall be assignable without the prior written consent of the other parties hereto, other than as expressly provided herein and assignments by operation of law. This Agreement shall be binding upon the undersigned and their respective successors and permitted assigns. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all the parties or their respective successors and assigns. If any provision of this Agreement shall be deemed or declared to be unenforceable, invalid or void, the same shall not impair any of the other provisions of this Agreement.
     Section 4.03 All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, Internet electronic mail, air courier guaranteeing overnight delivery or personal delivery to each person at the address provided under his signature or to such other address as the parties may designate in writing. All other communications may be by regular mail. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if telecopied or sent via Internet electronic mail; and upon actual receipt when delivered to a courier guaranteeing overnight delivery.
     Section 4.04 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflict of laws principles thereof, and each of the parties hereto agree that any action or proceeding relating to or arising out of this Agreement shall be adjudicated in the courts of California.
     Section 4.05 This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.
     Section 4.06 Each signatory to this Agreement represents and warrants with respect to itself or himself that it or he is duly authorized to execute, deliver and perform this Agreement, that this Agreement has been duly executed by such signatory, and that this Agreement is a legal, valid and binding agreement of such signatory, enforceable against such signatory in accordance with its terms.
[Signature page follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the date first above written.

ALLIANCE SEMICONDUCTOR CORPORATION

/s/ N. Damodar Reddy

By: N. Damodar Reddy
Its: President and Chief Executive Officer

/s/ N. Damodar Reddy

N. Damodar Reddy
Address:

Fax:

/s/ C.N. Reddy

C.N. Reddy
Address:

Fax:

B. RILEY & CO., INC.

/s/ Bryant R. Riley

By: Bryant R. Riley
Its: Chairman

Address:

Fax:

/s/ Bryant R. Riley

Bryant R. Riley
Address:

Fax:

/s/ Sanford L. Kane

Sanford L. Kane
Address:

Fax:

/s/ Gregory E. Barton

Gregory E. Barton
Address:

Fax:

/s/ Juan A. Benitez

Juan A. Benitez
Address:

Fax:

/s/ Edward J. McCluskey

Edward J. McCluskey
Address:

Fax:

/s/ Alan B. Howe

Alan B. Howe
Address:

Fax:

/s/ Bob D’Agostino

Bob D’Agostino
Address:

Fax:

/s/ J. Michael Gullard

J. Michael Gullard
Address:

Fax: